Exhibit 10.2

MILL

SALE

AGREEMENT

(Mill and Related Equipment)

Applied Minerals, Inc.

and

Brady McCasland, Inc.

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Exhibit	Title	Section
1	Iron Sale Agreement	Recitals
2	Mining Operations Agreement	Recitals
3	Milling Operations Agreement	Recitals
4	Lease	Recitals
5	Buildings and Fixtures	Article I
6	Laboratory Equipment	Article I
7	Related Equipment	Article i
8	Second Amendment	Article I
9	Mining Claims	Article 1
10	Allocation Schedule	2.2
11	Escrow Agreement	Article V
12		7(a)
13	Bill of Sale	7(c)
14		7(d)
15		7(e)

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This AGREEMENT ("Mill Sale Agreement") is made and entered into as of the 31st of May, 2022 by and between APPLIED MINERALS INC., a Delaware corporation, with a mailing address of 1200 Silver City Road, PO Box 432, Eureka, Utah 84628 ("AMI"), and BRADY MCCASLAND, INC., ("BMI”), a Missouri corporation having its principal place of business at 16640 Chesterfield Grove Road, Suite 170, Chesterfield, MO 63005.

AMI and BMI may be referred to herein collectively as the "Parties" or individually as a "Party."

RECITALS

A.	AMI desires to sell certain assets related to its mining operations business while retaining all assets related to its halloysite clay business and Brady McCasland, Inc. (“BMI”) desires to acquire certain assets of AMI’s iron oxide business.

B.	This Mill Sale Agreement, transfers to BMI the Mill and Related Equipment (“Mill”) as those terms are defined in this Mill Sale Agreement for cash, and the parties will enter into a separate ground lease relating to the Mill.

C.	A Mining Operations Agreement (Exhibit 2) will be entered into to provide that AMI will provide certain mining services to BMC, a related BMI party for the extraction of minerals.

D.	A Milling Operations Agreement (Exhibit 3) will be entered into to provide that AMI will provide certain milling services to BMI.

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ARTICLE I

DEFINITIONS

Capitalized terms not defined herein have the same meanings as in the Iron Sale Agreement of even date herewith.

“Form 10-K” means the Annual Report on Form 10-K filed by AMI with the Securities and Exchange Commission for the year ended December 31, 2021.

“Lease” means the Lease in Exhibit 4. The Lease is a ground lease for land that is within 100 feet of the Mill measured to include any Mining Claim that is within 100 feet of the Mill.. It is the intention of the Parties that in the future event of any bankruptcy involving AMI and the real property at the Mill that the Lessee be provided with adequate protection under Sections 363 of the Bankruptcy Code.

“Mill” means the building and fixtures described in the Form 10-K as follows. “We have a primary processing plant with capacity to mill up to 45,000 tons of mineralization per annum for certain clay applications. This facility can also be used to mill iron oxide.” In particular, the Mill includes, but is not limited to, the buildings and the fixtures, including conveyors, tank farm, storage bins, bucket elevators, bagging machines, airlocks, and other machinery and equipment related to milling, bagging, storing, moving, loading and other fixtures used in connection with or related to the operation the Mill. A non-exclusive list of the buildings and fixtures is set forth in Exhibit 5. The Mill also includes an easement for access, maintenance, use, and support. For the purpose of clarity, the Mill includes the building but not the equipment used for quality control and research, described in the following as set forth in the 10-K: “The property also has a well-equipped laboratory used for quality control and research. Such equipment is set forth in Exhibit 6.

“Related Equipment” means the equipment that is not a fixture that is or has been used in connection with the Mill and operation of the Mill, all as listed in Exhibit 7. If it is subsequently determined that any equipment is or has been used in the Mill or the operation of the mill, it will be deemed Related Equipment.

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“Second Amendment” means Second Amendment to and Restatement of Exploration Agreement with Option by and between AMI and Tintic Copper and Gold, Inc., a copy of which is included in Exhibit 8.

ARTICLE II

SALE AND PURCHASE

Section 2.1 Sale and Purchase. Subject to the terms and conditions of this Mill Sale Agreement, (i) AMI agrees to sell, and BMI agrees to purchase the following: (i) the Mill; (ii) Related Equipment; and in conjunction with the sale the Parties agree to enter into the Lease in the form attached as Exhibit 4. In connection with the sale of the Mill, the Mill is constructively severed from the land, the Mining Claims, on which it is located.

Section 2.2. Purchase Price. The total purchase price including future lease amounts for the items listed in Section 2.1 is one Million Seven Hundred thousand Dollars ($1,700,000.00) (“Purchase Price”).

Section 2.3 Allocation. AMI and BMI agree to allocate the Purchase Price and other relevant items for tax purposes as set forth in the Allocation Statement set for in Exhibit 9. BMI and AMI covenant and agree that (a) BMI and AMI shall file all tax returns (including, but not limited to, IRS Form 8594) consistent with the allocation in exhibit 9 and (b) neither BMI nor AMI will take any tax position before any governmental body or in any proceeding with respect to tax that is in any way inconsistent with such allocation; provided, however, that nothing contained herein shall prevent BMI or AMI from settling any proposed tax deficiency or adjustment by any governmental body based upon or arising out of the allocation, and neither BMI nor AMI shall be required to litigate before any court any proposed tax deficiency or adjustment by any governmental body challenging such allocation. Each of BMI and AMI agrees to provide the other promptly with any other information reasonably required to complete Form 8594 and Form 8883 (and any similar forms required for state or local tax purposes). Each of BMI and AMI shall notify the other in the event of an examination, audit or other proceeding regarding the allocation determined under this section.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AMI

 AMI's Representations and Warranties. AMI represents and warrants to BMI as of the date hereof and the Closing Date, as follows:

Section 3.1     Organization and Qualification. AMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. AMI has full corporate power and authority to own, lease and operate its properties and to carry on its business. AMI is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in Utah.

Section 3.2     Authority. AMI has full corporate power and authority to execute, deliver, and perform its obligations under this Mill Sale Agreement and the documents contemplated thereby (such documents, the “Ancillary Documents”) and to consummate the transactions contemplated by this Mill Sale Agreement and the Ancillary Documents (“Transactions”). This Mill Sale Agreement has been, and when delivered, the Ancillary Documents will have been, duly executed and delivered by AMI and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of AMI and be enforceable upon and against AMI in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally. No vote of any holders of any class or series of capital stock of AMI is necessary to approve the Mill Sale Agreement, the Ancillary Documents, or the Transactions.

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Section 3.3     No Conflict; Required Filings and Consents. Except for specific preconditions and conditions to Close contained herein, The execution, delivery and performance by AMI of this Mill Sale Agreement and the Ancillary Documents and the consummation by AMI of the Transactions do not and will not

(a) violate any provision of the Certificate of Incorporation or By-Laws of AMI;

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction applicable to AMI;

(c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever upon any property or right of AMI pursuant to any contract, agreement, license, permit or other instrument to which AMI is a party or by which AMI or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, except for any filings required to be made under applicable federal and state securities laws.

Section 3.4     Title

(a) AMI has good and marketable title to the Mill and all of the Related Equipment free and clear free and clear of any lien, charge. mortgage, limitation, encumbrance, adverse claim, security interest, restriction or condition of kind whatsoever.

(b) To the best of AMI’s knowledge, the Mill and the fixtures in it and each item of tangible personal property of Related Equipment is in all material respects in good condition or good operating condition, ordinary wear and tear excepted, and is adequate for the uses to which it is being put.

(c)The execution, delivery, and performance by AMI of this Mill Sale Agreement and the Ancillary Documents and the Transactions contemplated thereby (including the Lease) does not and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, any indenture, mortgage, deed of trust, bond, lease, contract, or other instrument or agreement or any order, judgment, award, or decree to which AMI is subject or by which the assets of AMI may be bound, or result in the creation of a lien, charge, or encumbrance upon the Mill or the Related Equipment, the Laboratory Equipment or the Lease.

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(d) AMI has the full right, legal capacity and means to execute this Mill Sale Agreement, the Lease, and the bill of sale of the Related Equipment, and the Ancillary Documents, and to transfer the Mill and the Related Equipment and the AMI Stock without obtaining the consent or approval of any governmental authority or any other person or entity to which AMI or any of AMI's property may be subject.

(e)There are no unpaid liabilities or obligations related to the Mill, the Related Equipment, or the Laboratory Equipment which AMI is obligated to satisfy on or before the Closing or any such liabilities and obligations which AMI may be obligated to satisfy after the Closing.

(f)All documents provided to BMI by AMI pursuant to the Mill Sale Agreement and statements in the 10-K are accurate and not misleading as of the date made and, to the extent in the possession or under the control of AMI, are complete and correct copies of originals and represent truly and completely the factual matters stated therein; provided that, notwithstanding the foregoing, AMI does not make, and shall not be deemed to have made, any representation or warranty with respect to any part or all of the information prepared or submitted by parties other than AMI or with respect to the amount or recoverability of Iron Oxide Minerals.

(g) There are not presently pending any special assessments or condemnation actions against the Mining Claims or any part thereof, and AMI has not received any notice of any assessment or condemnation actions being contemplated; provided that any assessment which is or becomes a lien against the Mining Claims prior to the Closing shall be satisfied by AMI prior to or at the Closing, except as set forth in this Mill Sale Agreement or otherwise agreed in writing by AMI and BMI.

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ARTICLE IV

BMI’S REPRESENTATIONS AND WARRANTIES

BMI's Representations and Warranties. BMI represents and warrants to AMI (with the understanding that AMI is relying on said representations and warranties in entering into this Mill Sale Agreement), as of the date hereof and the Closing Date, as follows:

4.1       Organization and Qualification. BMI is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. BMI has full corporate power and authority to own, lease and operate its properties and to carry on its business.

4.2     Authority. BMI has full corporate power and authority to execute, deliver and perform its obligations under this Mill Sale Agreement, the Lease and the Ancillary Documents and to consummate the Transactions. This Mill Sale Agreement has been, and when delivered, the Ancillary Documents and the Lease will have been, duly executed and delivered by BMI and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of BMI and be enforceable upon and against BMI in accordance with such terms except as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

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4.3     No Conflict; Required Filings and Consents. The execution, delivery and performance by BMI of this Mill Sale Agreement and the Lease and the Ancillary Documents and the consummation by BMI of the Transactions do not and will not

(a) violate any provision of the Certificate of Incorporation or By-Laws of BMI;

(b) violate any federal, state or local law, order, decree, statute, regulation or injunction applicable to BMI;

(c) conflict with, result in a breach or default under, require any consent of or notice to or give to any third party any right of modification, acceleration or cancellation, or result in the creation of any lien, charge, mortgage, limitation, encumbrance, adverse claim, security interest or restriction or condition of any kind whatsoever upon any property or right of BMI pursuant to any contract, agreement, license, permit or other instrument to which BMI is a party or by which BMI or any of its rights, assets or properties may be bound, affected or benefited; or

(d) require any consent or approval of, registration or filing with or notice to any federal, state or local governmental authority or any agency or instrumentality thereof, except for any filings required to be made under applicable federal and state securities laws.

ARTICLE V

ESCROW

5.1        The parties will enter into an Escrow Agreement in the form attached (Exhibit 11) The same Escrow account may be used in connection with the purchase price in the Iron Sale Agreement, if the parties so agree.

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ARTICLE VI

CLOSING

The Closing. The Closing of this Mill Sale Agreement (the “Closing”) shall be held on a date agreed upon by the Parties (“Last Date for Closing”). The date upon which the Closing actually takes place, or, if more than one (1) day is required to complete the Closing, the dates upon which the Closing is actually accomplished, shall be deemed and considered the “Closing Date.”

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The Closing shall take place in accordance with the terms of the Escrow Agreement and this Mill Sale Agreement only when all of the conditions of the Closing of this Mill Sale Agreement have been satisfied or waived.

If the Closing does not take place on or before the Last Date for Closing, this Mill Sale Agreement shall terminate and in accordance with the Escrow Agreement, funds deposited in the Escrow will be returned to BMI.

At the Closing, the following shall occur or exist, each of which shall be considered a condition precedent to the other and all of which shall be considered as taking place simultaneously, unless noted:

(a)       The written consents to the amendments signed in counterparts by the majority holders of the Series A and Series 2023 Notes and AMI are delivered to Christopher Carney or other duly appointed officer of AMI;

(b)       AMI delivers a certified copy of a certificate filed with the Delaware Secretary of State setting forth the amendment adopting the Series C Preferred Stock and certifying that such amendment has been duly adopted in accordance with this section shall be executed, acknowledged and filed and shall become effective in accordance with §103 of the Delaware General Corporation Law;

(c)       BMI will fund the escrow in the amount of $1,700,000;

(d)       No breach, or any condition that could lead to such breach of any representation, warranty, or covenant or other obligation under this Mill Sale Agreement, the Iron Sale Agreement, the Mining Operations Agreement and the Milling Operations Agreement (the “Four Agreements”) shall have occurred and not been waived by the Party entitled to waive;

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(e)       All of the conditions of closing in the Iron Sale Agreement, the Mining Operations Agreement and the Milling Operations Agreement shall have been satisfied;

(f)       AMI will deliver to BMI evidence reasonably satisfactory to BMI that the requirements of Section 1.7 of the Second Amendment have been complied with in connection with the Iron Sale Agreement, the Mill Sale Agreement, the Mining Operations Agreement, and the Milling Operations Agreement;

(g)       AMI shall deliver to BMI a bill of sale for the Mill Exhibit ___ and Related Equipment (Exhibit 10) and this Mill Sale Agreement and the Bill of Sale shall be filed with the Juab County Recorder of Deeds;

(h) AMI shall provide resolutions of its Board of Directors authorizing the Four Agreements, the Ancillary Documents, and the Transactions contemplated thereby and if stock is to be paid in consideration, the authorization for issuance of such stook. AMI, BMC and BMI shall execute such other documents and, further, take such other actions as are reasonably necessary and appropriate to effectuate the Closing in accordance with this Agreement; and

(i)Exhibits. Notwithstanding statements elsewhere in the Mill Sale Agreement to the effect that exhibits are attached, certain exhibits are not attached. But such exhibits are to be attached as a condition of closing.

The parties specifically agree that the conditions precedent to this Agreement and to Closing are of substantial importance to the parties and the failure and non-waiver of any condition precedent shall be sufficient to terminate this Agreement and relieve each party of any obligation to Close

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ARTICLE VII

GENERAL PROVISIONS

7.1 Indemnity. Each Party shall hold harmless, indemnify and defend the other Party, its directors, officers, employees, representatives, attorneys, and agents (collectively, the “Indemnified Parties”), from any material claims, liability (including environmental liabilities) loss, damage, judgment or expense arising out of the indemnifying party’s material breach of any representation, warranty or covenant contained in this Agreement or the Ancillary Documents, except to the extent any such claim, loss, damage, judgment, or expense is caused by the material negligence or intentional misconduct of the Indemnified Party or Parties.

7.2 Survival; Remedies Cumulative The representations warranties and covenants herein shall survive the Closing indefinitely. All remedies are cumulative, and a Party may exercise all remedies afforded to it in any order.

7.3 Further Representations and Assurances. Except as provided for in this Sale/Lease Agreement, BMI is not, and is not deemed to be, a successor or agent of AMI, it being understood that BMI is acquiring only the Mill and the Related Equipment and it is expressly understood and agreed that BMI has not and does not hereby assume or agree to assume any liability whatsoever of AMI, and BMI does not assume or agree to assume any obligation of AMI under any contract, agreement, indenture, or any other document to which AMI may be a party or by which AMI is or may be bound, or which in any manner affect AMI’s mine or any part thereof, except obligations as assignee under the Second Amendment.

7.4        Notices. All communications, consents, and other notices provided for in this Mill Sale Agreement shall be in writing and shall be effective on the date hand-delivered, sent by facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:

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If to AMI, to:

APPLIED MINERALS, INC.

1200 Silver City Road

PO Box 432

Eureka, UT 84628

Attn: Christopher Carney

or to such other address as AMI may designate to BMI, in writing.

If to BMI, to:

BRADY MCCASLAND, INC

16640 Chesterfield Grove Road, Suite 170

Chesterfield, MO 63005

Attn: Richard Fox

or to such other address as BMI may designate to AMI, in writing.

7.5 Amendment; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed, in writing, by the Party making the waiver.

7.6       Binding Nature. This Mill Sale Agreement shall be binding upon and shall inure to the benefit of the Parties to it and their respective successors and assigns

7.7       Invalidity. In the event that any provision of this Sale/Lease Agreement shall be held invalid and unenforceable, such provision shall be severable from, and such invalidity and unenforceability shall not be construed to have any effect on the remaining provisions of this Sale/Lease Agreement.

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7.8       Counterparts. This Agreement may be executed and delivered by facsimile or electric transmission, and in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

7.9       Governing law. All disputes arising under this agreement shall be governed by and interpreted in accordance with the laws of Utah without regard to principles of conflict of laws. The parties to this agreement will submit all disputes arising under this agreement to arbitration in St. Louis, Missouri, before a single arbitrator of the American Arbitration Association (“AAA”). The arbitrator shall be selected by application of the rules of the AAA, or by mutual agreement of the parties. No party to this agreement will challenge the jurisdiction or venue provisions as provided in this section. Nothing contained herein shall prevent the party from obtaining an injunction.

7.10       Additional Documents. The Parties agree from time to time to execute such additional documents as are necessary to effect the intent of the Parties as manifested by this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

APPLIED MINERALS, INC.	Brady McCasland, Inc.

By:	By:

Name:	Name:

Title:	Title:

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